Exhibit 99.3

INTRODUCTION TO

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 1, 2013, the Superior Uniform Group, Inc. (“the Company”) acquired substantially all of the assets of HPI Direct, Inc. (“HPI”). The purchase price for the asset acquisition consists of approximately $32.5 million in cash, subject to adjustment and inclusive of the real estate purchase described below, the issuance of approximately 209,000 restricted shares of the Company’s common stock, the potential future payment of up to $7.2 million in additional contingent consideration through 2017, and the assumption of certain liabilities of HPI. The transaction also includes the acquisition of the corporate offices and warehouse distribution facility from TAA Investments LLC. (“TAA”), an entity related to HPI. Concurrent with the closing of the acquisition, Superior renewed its $15 million revolver agreement and entered into a new term loan for $30 million. Both credit facilities carry five year terms and variable interest rate of LIBOR plus 0.95%.

The following unaudited pro forma combined balance sheet as of June 30, 2013 combines the historical balance sheet of the Company as of June 30, 2013, as filed with the Securities and Exchange Commission (“SEC”) in its report on Form 10-Q, with the historical consolidated balance sheet of HPI and TAA as of June 30, 2013, giving effect to the acquisition as if it had occurred on June 30, 2013. The unaudited pro forma condensed combined statements of comprehensive income for the six-month period ended June 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of comprehensive income of the Company for the six-month period ended June 30, 2013 and for the year ended December 31, 2012, as filed with the SEC in its quarterly report on Form 10-Q and annual report on Form 10-K, with the historical consolidated statements of comprehensive income of HPI and TAA for the six-month period ended June 30, 2013 and for the year ended December 31, 2012, giving effect to the acquisition as though it had occurred at the beginning of the period presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The acquisition has been accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets of HPI and TAA acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and HPI and TAA been a consolidated company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company included in its Annual Report on Form 10- K for the year ended December 31, 2012. In addition, the unaudited pro forma combined financial statements, including the notes thereto, are based on the historical consolidated financial statements of HPI and TAA for the six-month period ended June 30, 2013 and year ended December 31, 2012, which are included in Exhibit 99.1 to this Form 8-K/A.

Pro forma adjustments are necessary to reflect the purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of the HPI and TAA net assets acquired. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the consolidated companies.

Item 8. Financial Statements and Supplementary Data

Superior Uniform Group, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30, 2013

	Superior Uniform Group, Inc.	HPI Direct & TAA Investments	Pro Forma Adjustments	Note 3	Pro Forma Combined

Net sales	$61,839,000	$17,342,000			$79,181,000

Costs and expenses:
Cost of goods sold	39,348,000	11,759,000			51,107,000
Selling and administrative expenses	18,659,000	4,349,000	(74,000)	I	23,639,000
			935,000	J
			(230,000)	K
Interest expense	15,000	257,000	(257,000)	L	195,000
			180,000	M
	58,022,000	16,365,000	554,000		74,941,000

Income before taxes on income	3,817,000	977,000	(554,000)		4,240,000
Income tax expense	1,150,000	-	150,000	N	1,300,000

Net income	$2,667,000	$977,000	$(704,000)		$2,940,000

Weighted average number of shares outstanding during the period
(Basic)	6,123,752		208,617	O	6,332,369
(Diluted)	6,169,798		208,617	O	6,378,415
Per Share Data:
Basic
Net income	$0.44	$-			$0.46
Diluted
Net income	$0.43	$-			$0.46

Other comprehensive income, net of tax:
Defined benefit pension plans:
Amortization of prior service costs included in net periodic pension costs	4,000	-			4,000

Recognition of net losses included in net periodic pension costs	379,000	-			379,000

Recognition of settlement loss inlcuded in net periodic pension costs	161,000	-			161,000

Current period gains	1,991,000	-			1,991,000

Other comprehensive income	$2,535,000	$-	$-		$2,535,000

Comprehensive income	$5,202,000	$977,000	$(704,000)		$5,475,000

Cash dividends per common share	$-	$-	$-		$-

See accompanying notes to Unaudited Proforma Condensed Combined Interim Financial Statements.

Superior Uniform Group, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF COMPREHENSIVE INCOME

Year Ended December 31, 2012

	Superior Uniform Group, Inc.	HPI Direct & TAA Investments	Pro Forma Adjustments	Note 3	Pro Forma Combined
Net sales	$119,486,000	$29,961,000			$149,447,000

Costs and expenses:
Cost of goods sold	79,723,000	20,846,000			100,569,000
Selling and administrative expenses	33,886,000	7,076,000	(148,000)	I	42,684,000
			1,870,000	J
Intangible asset impairment	1,226,000	-			1,226,000
Interest expense	30,000	441,000	(441,000)	L	390,000
			360,000	M
	114,865,000	28,363,000	1,641,000		144,869,000

Income before taxes on income	4,621,000	1,598,000	(1,641,000)		4,578,000
Taxes on income	1,590,000	-	(10,000)	N	1,580,000

Net income	$3,031,000	$1,598,000	$(1,631,000)		$2,998,000

Weighted average number of shares outstanding during the period
(Basic)	6,061,691		208,617	O	6,270,308
(Diluted)	6,142,997		208,617	O	6,351,614
Per Share Data:
Basic
Net earnings	$0.50	$-			$0.48
Diluted
Net earnings	$0.49	$-			$0.47

Other comprehensive income (loss), net of tax:
Defined benefit pension plans:
Amortization of prior service costs included in net periodic pension costs	12,000	-			12,000

Recognition of net losses included in net periodic pension costs	(1,072,000)	-			(1,072,000)

Other comprehensive loss	(1,060,000)	-			(1,060,000)

Comprehensive income	$1,971,000	$1,598,000	$(1,631,000)		$1,938,000

Dividends per common share	$1.08	$-	$-		$1.08

See accompanying notes to Unaudited Proforma Condensed Combined Interim Financial Statements.

Superior Uniform Group, Inc.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

Six months ended June 30, 2013

	Superior Uniform Group, Inc.	HPI Direct & TAA Investments	Pro Forma Adjustments	Note 3	Pro Forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,953,000	$290,000	$(290,000)	A	$8,455,000
			(2,498,000)	B
Accounts receivable - trade, net	17,210,000	4,612,000			21,822,000
Accounts receivable - other	3,170,000	-			3,170,000
Prepaid expenses and other current assets	3,186,000	1,075,000			4,261,000
Inventories, net	39,499,000	10,313,000			49,812,000
TOTAL CURRENT ASSETS	74,018,000	16,290,000	(2,788,000)		87,520,000

PROPERTY, PLANT AND EQUIPMENT, NET	9,050,000	3,928,000	455,000	C	13,433,000
INTANGIBLE ASSETS, NET	486,000	853,000	20,422,000	D	21,761,000
GOODWILL	-	1,258,000	979,000	E	2,237,000
DEFERRED INCOME TAXES	3,505,000	-			3,505,000
OTHER ASSETS	167,000	27,000			194,000
	$87,226,000	$22,356,000	$19,068,000		$128,650,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Revolving credit agreement	$-	$9,758,000	$(9,758,000)	A	$-
Accounts payable	6,936,000	1,050,000	(1,050,000)	A	6,936,000
Customer deposits	-	2,004,000			2,004,000
Other current liabilities	3,708,000	1,862,000	(1,197,000)	A	4,373,000
Current portion of long-term debt	-	345,000	(345,000)	A	1,500,000
	-		1,500,000	F
TOTAL CURRENT LIABILITIES	10,644,000	15,019,000	(10,850,000)		14,813,000

LONG-TERM DEBT	5,000,000	2,164,000	(2,164,000)		33,500,000
			28,500,000	F
LONG-TERM PENSION LIABILITY	7,034,000	-			7,034,000
OTHER LONG-TERM LIABILITIES	700,000	-	7,200,000	G	7,900,000
DEFERRED INCOME TAXES	100,000	-			100,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $1 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 6,131,600 and 6,115,907 shares, respectively.	6,000	-			6,000
Additional paid-in capital	22,046,000	-	1,555,000	H	23,601,000
Retained earnings	47,118,000	5,173,000	(5,173,000)	A	47,118,000
Accumulated other comprehensive loss, net of tax:
Pensions	(5,422,000)	-			(5,422,000)
TOTAL SHAREHOLDERS' EQUITY	63,748,000	5,173,000	(3,618,000)		65,303,000
	$87,226,000	$22,356,000	$19,068,000		$128,650,000

See accompanying notes to Unaudited Proforma Condensed Combined Interim Financial Statements.

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – Basis of Presentation:

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on June 30, 2013.

The unaudited pro forma condensed combined statement of comprehensive income for the six-month period ended June 30, 2013 has been prepared to reflect the acquisition as if it occurred on January 1, 2013.

The unaudited pro forma condensed combined statement of comprehensive income for the year ended December 31, 2012 has been prepared to reflect the acquisition as if it occurred on January 1, 2012

NOTE 2 –Acquisition and Purchase Price Allocation:

On July 1, 2013, the Company acquired substantially all of the assets of HPI Direct, Inc. (“HPI”). The purchase price for the asset acquisition consists of approximately $32.5 million in cash, subject to adjustment and inclusive of the real estate purchase described below, the issuance of approximately 209,000 restricted shares of the Company’s common stock, the potential future payment of up to $7.2 million in additional contingent consideration through 2017, and the assumption of certain liabilities of HPI. The transaction also includes the acquisition of the corporate offices and warehouse distribution facility from TAA Investments LLC (“TAA), an entity related to HPI. The following table reconciles the estimated fair value of the acquired assets and assumed liabilities to the total purchase price.

Accounts Receivable	$4,612,000

Inventories	10,313,000

Prepaid expenses and other current assets	1,075,000

Property, plant and equipment	4,383,000

Other assets	27,000

Identifiable intangible assets	21,275,000

Goodwill	2,237,000

Total assets	$43,922,000

Other current liabilities	$2,668,000

Total liabilities	$2,668,000

The excess of the purchase price over the net assets has been preliminarily allocated to goodwill and intangible assets pending final valuation by an independent appraisal.

The asset purchase agreement provides HPI with the opportunity to receive additional contingent consideration through December of 2017 of up to $7,200,000. The Company estimates that the full amount of this contingent consideration will be earned by HPI.

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual acquired net tangible assets of HPI and TAA that existed as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.

NOTE 3 –Pro Forma Adjustments:

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Condensed Combined Balance Sheet Adjustments

A.	To remove non retained assets, liabilities and equity of HPI and TAA.
B.	To record cash payment at closing to HPI and TAA.
C.	To adjust property, plant and equipment to fair value at date of acquisition.
D.	To eliminate historical value of intangible assets and to record the estimated fair value of acquired identifiable intangible assets.
E.	To eliminate historical value of goodwill and to record the estimated fair value of acquired goodwill.
F.	To record term loan from Fifth Third Bank to the Company to fund the acquisition.
G.	To record estimated liability for contingent consideration.
H.	To record fair value of restricted stock issued as part of consideration for acquisition.

Pro Forma Statement of Comprehensive Income Adjustments

I.	To eliminate historical amortization expense of intangible assets.
J.	To record amortization expense on intangible assets acquired.
K.	To remove transaction fees recognized in 2013 prior to closing.
L.	To eliminate interest on outstanding debt of HPI and TAA that was paid off at closing.
M.

To record interest on Company debt used to finance the transaction. This amount is calculated utilizing the interest rate on the full principal balance of the term loan that was in effect on the date of closing of 1.20%.

N.	To record tax effect of the pro forma income and adjustments to the statement of comprehensive income.
O.	To reflect increase in outstanding shares for restricted stock grant.